UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 12, 2005
Elcom International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27376	04-3175156

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Oceana Way Norwood, Massachusetts	02062

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (781) 440-3333
N/A

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 Sub Framework Agreement
EX-10.2 Revenue Sharing Agreement
EX-10.3 Parent Company Guarantee

Item 1.01 Entry into a Material Definitive Agreement.
     As previously disclosed by Elcom International, Inc., (the “Company”), in its Quarterly Report on Form 10-QSB for the period ended June 30, 2005, the Company, through its wholly-owned subsidiary Elcom Systems Limited (“Elcom U.K.”), is a member of a consortium led by PA Shared Services Limited (“PASSL”), a member of PA Consulting Group, a world-wide consulting firm. PASSL is expected to supply an eMarketplace system (the “Zanzibar System”) for the Office of Government Commerce. Elcom U.K. is a subcontractor to PASSL for the provision of the eProcurement and eMarketplace components of the Zanzibar System pursuant to its Sub-Framework Agreement, Revenue Sharing Agreement and Parent Company Guarantee.
Sub-Framework Agreement
     On August 12, 2005, Elcom U.K. entered into a Sub-Framework Agreement (the “Sub-Framework Agreement”) with PASSL, which sets forth the various obligations of Elcom U.K. as a sub-contractor to PASSL for the provision of the Zanzibar System. The foregoing description of the Sub-Framework Agreement is qualified in its entirety by reference to the full text of the Sub-Framework Agreement attached hereto as Exhibit 10.1.
Revenue Share Agreement
     On August 12, 2005 and in connection with the Sub-Framework Agreement, Elcom U.K. entered into a Revenue Share Agreement (the “Revenue Share Agreement”) with IMPAQ Business Solutions Limited, PA Consulting Services Limited, @UK plc and PASSL. The Revenue Share Agreement sets forth the terms and conditions on which PASSL will share revenue with or otherwise remunerate the parties thereto in consideration of the performance of their respective obligations under their respective Sub-Framework Agreements. The foregoing description of the Revenue Share Agreement is qualified in its entirety by reference to the full text of the Revenue Share Agreement attached hereto as Exhibit 10.2.
Parent Company Guarantee
     On August 12, 2005 and in connection with the Sub-Framework Agreement and the Revenue Share Agreement, the Company and elcom, inc. entered into a Parent Company Guarantee (the “Guarantee”) in favor of PASSL, to guarantee the obligations of Elcom U.K. under both the Sub-Framework Agreement and the Revenue Share Agreement. The foregoing description of the Guarantee is qualified in its entirety by reference to the full text of the Guarantee attached hereto as Exhibit 10.3.
Item 7.01 Regulation FD Disclosure.
     As previously disclosed in the Company’s Quarterly Report on Form 10-QSB for the period ended June 30, 2005, the Company is in the process of raising funds by way of an offshore placement (the “Placing”) of equity securities to non-U.S. persons in the U.K. pursuant to Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The equity securities being offered in the Placing have not been registered under the Securities Act and may not be offered or sold in the United States (or to a U.S. person) absent registration or an applicable exemption from registration. Consummation of the Placing will cause substantial dilution to current stockholders of the Company. The Company has yet to consummate the Placing, but anticipates that the Placing will be completed in the near term. If the Company is unable to secure any additional funding from any source by September, it would be forced to seek protection under Federal bankruptcy laws.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
10.1	Sub-Framework Agreement, dated August 12, 2005, by and between PA Shared Services Limited and Elcom Systems Limited

10.2	Revenue Share Agreement, dated August 12, 2005, by and among Elcom Systems Limited, IMPAQ Business Solutions Limited, PA Consulting Services Limited, @UK plc and PA Shared Services Limited

10.3	Parent Company Guarantee, dated August 12, 2005, by Elcom International, Inc. and elcom, inc., in favor of PA Shares Services Limited

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELCOM INTERNATIONAL, INC.

Date August 18, 2005

	By	/s/ Robert J. Crowell

Robert J. Crowell Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sub-Framework Agreement, dated August 12, 2005, by and between PA Shared Services Limited and Elcom Systems Limited

10.2	Revenue Share Agreement, dated August 12, 2005, by and among Elcom Systems Limited, IMPAQ Business Solutions Limited, PA Consulting Services Limited, @UK plc and PA Shared Services Limited

10.3	Parent Company Guarantee, dated August 12, 2005, by Elcom International, Inc. and elcom, Inc., in favor of PA Shares Services Limited

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